                                                                   EXHIBIT 99.4b

                                 FIRST AMENDMENT
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS  FIRST  AMENDMENT  TO  AGREEMENT  AND  PLAN  OF  REORGANIZATION  (this
"AMENDMENT")  is made as of the 23rd day of January  2006,  by and between MASON
STREET FUNDS,  INC.  ("MSF"),  a Maryland  corporation  and open-end series fund registered  under the Investment  Company Act of 1940 (the  "INVESTMENT  COMPANY
ACT"), on behalf of each Acquired Fund, each a separate series of MSF,  AMERICAN
CENTURY  MUTUAL FUNDS,  INC., a Maryland  corporation  and open-end  series fund registered  under the  Investment  Company Act ("ACMF"),  on behalf of the AC-MS
Small Cap Growth  Fund,  AC-MS Mid Cap Growth  Fund and AC Select  Fund,  each a separate  series of ACMF,  AMERICAN  CENTURY  INVESTMENT  TRUST, a Massachusetts
business trust  ("ACIT"),  on behalf of the AC-MS Select Bond Fund and the AC-MS
High-Yield Bond Fund,  each a separate  investment  portfolio of ACIT,  AMERICAN
CENTURY  CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation and open-end series fund registered under the Investment  Company Act ("ACCP"),  on behalf of the AC
Equity Index Fund, a series of ACCP, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS,
INC., a Maryland  corporation  and  open-end  series fund  registered  under the
Investment  Company Act  ("ACQEF"),  on behalf of the AC Equity  Growth  Fund, a series  of  ACQEF,  AMERICAN  CENTURY  WORLD  MUTUAL  FUNDS,  INC.,  a  Maryland
corporation and open-end series fund registered under the Investment Company Act
("AWMF"),  on  behalf  of the AC  International  Value  Fund,  a series of AWMF,
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC., a Maryland  corporation and open-end series fund registered under the Investment  Company Act ("ACSAA"),  on behalf of the AC Strategic  Allocation:  Moderate  Fund, a series of ACSAA,  and
AMERICAN CENTURY  MUNICIPAL  TRUST, a Massachusetts  business trust ("ACMT," and together with ACMF, ACIT, ACCP,  ACQEF,  AWMF, and ACSAA, the "AMERICAN  CENTURY
PARTIES," and each, individually, an "AMERICAN CENTURY PARTY"), on behalf of the
AC Long-Term Tax-Free Fund, an investment portfolio of ACMT.

                                    RECITALS

     WHEREAS,  MSF and each of the  American  Century  Parties  have  heretofore entered  into that  certain  Agreement  and Plan of  Reorganization  dated as of
December 14, 2005 (the  "REORGANIZATION  AGREEMENT"),  pursuant to which,  INTER
ALIA,  the assets of each Acquired  Fund shall be acquired by its  corresponding
Acquiring Fund in exchange for newly issued shares of such Acquiring Fund with a net asset value equal to that of the assets of such Acquiring Fund; and

     WHEREAS,  MSF and each of the American  Century Parties now desire to amend the  Reorganization  Agreement  in the  respects,  but  only  in  the  respects, hereinafter set forth.

     NOW, THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable  consideration,  the receipt and adequacy of which are hereby

acknowledged,  and intending to be legally bound,  MSF, each Acquired Fund, each
American Century Party, and each Acquiring Fund hereby agree as follows:

     1.  AMENDMENT.  Section  8(n) of the  Reorganization  Agreement  is  hereby amended and restated in its entirety as follows:

          n. DIVIDENDS.  Prior to the Closing Date, the MSF Growth Fund, the MSF
     Index  500 Fund,  the MSF Large Cap Core Fund and the MSF Asset  Allocation
     Fund shall have declared a dividend or dividends  which,  together with all such  previous  dividends,  shall  have the effect of  distributing  to its shareholders all of its investment company taxable income as of the Closing
     Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, recognized as of the Closing Date.

     2.  REAFFIRMATION  OF  REORGANIZATION  AGREEMENT.  This Amendment  shall be construed in connection with and as part of the  Reorganization  Agreement,  and except  as  modified  and  expressly  amended  by  this  Amendment,  all  terms, conditions and covenants  contained in the  Reorganization  Agreement are hereby ratified and shall be and remain in full force and effect.

     3. DEFINED TERMS.  Capitalized  terms used herein shall have the respective meanings ascribed thereto in the Reorganization  Agreement unless herein defined or the context shall otherwise require.

     4.  GOVERNING  LAW.  This  Amendment  shall be  construed  and  enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York  applicable to agreements made and to be performed in said state, without giving effect to the principles of conflict of laws thereof.

     5.  COUNTERPARTS.   This  Amendment  may  be  executed  in  any  number  of
counterparts,  each of which, when executed and delivered, shall be deemed to be an  original  but  all  such  counterparts  together  shall  constitute  but one instrument.

                         SIGNATURES ON FOLLOWING PAGES.

                                       2

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ATTEST:                                MASON STREET FUNDS, INC.
                                           On behalf of:
                                           MSF SMALL CAP GROWTH FUND
                                           MSF AGGRESSIVE GROWTH FUND
                                           MSF SELECT BOND FUND
                                           MSF HIGH YIELD BOND FUND
                                           MSF INDEX 500 FUND
                                           MSF LARGE CAP CORE FUND
                                           MSF INTERNATIONAL EQUITY FUND
                                           MSF ASSET ALLOCATION FUND
                                           MSF GROWTH FUND
                                           MSF MUNICIPAL BOND FUND

By: /s/ Randy M. Pavlick                By: /s/ Mark G. Doll
    --------------------------------        ---------------------------------
    Randy M. Pavlick                        Mark G. Doll
    Secretary                               President

                 AMERICAN CENTURY SIGNATURES ON FOLLOWING PAGE.

                                 SIGNATURE PAGE

             FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

ATTEST:                             AMERICAN CENTURY MUTUAL FUNDS, INC.
                                       On behalf of:
                                       AC-MS SMALL CAP GROWTH FUND
                                       AC-MS MID CAP GROWTH FUND
                                       AC SELECT FUND

                                    AMERICAN CENTURY INVESTMENT TRUST
                                        On behalf of:
                                        AC-MS SELECT BOND FUND
                                        AC-MS HIGH-YIELD BOND FUND

                                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                        On behalf of:
                                        AC EQUITY INDEX FUND

                                    AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                                        On behalf of:
                                        AC EQUITY GROWTH FUND

                                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                                        On behalf of:
                                        AC INTERNATIONAL VALUE  FUND

                                    AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                                        On behalf of:
                                        AC STRATEGIC ALLOCATION:  MODERATE FUND

                                    AMERICAN CENTURY MUNICIPAL TRUST
                                        On behalf of:
                                        AC LONG-TERM TAX-FREE FUND

By:  /s/ David H. Reimiller          By:  /s/ William M. Lyons
     ------------------------------       -----------------------------------
     David H. Reinmiller                  William M. Lyons
     Assistant Secretary                  President

                                 SIGNATURE PAGE

             FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION